Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of T Stamp Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2025 as filed with the Securities and Exchange Commission (the “Report”), I, Gareth Genner, Chief Executive Officer of the Company, and I, Lance Wilson, Chief Financial Officer of the Company, certify that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: August 14, 2025

/s/ Gareth Genner
Chief Executive Officer
(Principal Executive Officer)

/s/ Lance Wilson
Chief Financial Officer
(Principal Financial Officer)